Exhibit 99.1

Market Driven – Process Based

QUANEX CORPORATION BOARD OF DIRECTORS

NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

NAME

The Board of Directors (the “Board”) of Quanex Corporation (the “Company”) shall establish a Nominating & Corporate Governance Committee (the “Committee”).

PURPOSE

The Committee shall (a) develop, recommend and annually review a set of corporate governance principles in the form of corporate governance guidelines for the Company; (b) identify and recommend to the Board qualified individuals to fill Board vacancies during the intervals between Annual Meetings of shareholders; (c) identify and recommend to the Board the qualified director nominees for election or re-election for the next Annual Meeting of Shareholders; (d) review annually and confirm with the Board the Company’s programs relating to monitoring compliance with the Company’s Code of Business Conduct & Ethics, and compliance with the laws, regulations and policies regarding environmental stewardship; (e) review all proposed changes to the Charters of the Committees of the Board; and (f) oversee the evaluation of the Board and management.

COMMITTEE
PROCEDURE

1.

The Committee shall be composed of no fewer than three members, who, together with the Chair of the Committee, shall be elected by vote of a majority of the Board based on recommendations of the Chairman & CEO, and reviewed by the Committee, and shall serve until their successors are appointed and qualify. A member of the Committee may be removed at any time with or without cause by action of the Board.

2.

The membership of the Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and the “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

	3.	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

	4.	The Committee shall annually review its own performance.

	5.	The Committee may form and delegate duties to subcommittees when appropriate.

BOARD
EFFECTIVENESS

6.

The Committee shall, at least annually and more often to the extent necessary or advisable, oversee the determination by the Board with respect to the independence of each Board member to assure that at all times at least a majority of all directors are independent within the requirements of the rules and regulations of the New York Stock Exchange and Securities and Exchange Commission.

7.

As and when it deems necessary, the Committee shall study and review with management the overall effectiveness of the organization of the Board and the conduct of its business, and make recommendations to the Board, as appropriate.

	8.	As and when it deems necessary, the Committee shall review the appropriateness and adequacy of information supplied to directors prior to and during Board meetings.

	9.	The Committee shall evaluate annually the Board Self-Assessment.

	10.	As and when it deems necessary, the Committee shall consider the overall relationship of directors with management.

DIRECTOR
NOMINATION,
ELECTION &
COMPENSATION

	11.	The Committee shall review director classes each year and recommend directors to the Board for election or re-election.

12.

The Committee, as it deems appropriate, shall develop and maintain qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company.

	13.	The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates, and to approve the search firm’s fees and other retention terms.

14.

The Committee shall consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the chairman of the Committee at the Company’s principal executive office and received by the Chairman of the Committee before November 1st of each year with respect to the Annual Meeting of Shareholders that is held thereafter.

	15.	The Committee shall review and recommend for Board approval the form and amount of non-employee director compensation including cash, equity-based awards, and other director compensation.

16.

As and when it deems necessary, the Committee may at its discretion, consult with appropriate advisers to determine appropriate levels of non-employee director compensation based on market analysis and peer company non-employee director compensation.

BUSINESS
CONDUCT
OVERSIGHT

17.

The Committee shall annually review and reassess the adequacy of the Corporate Governance Guidelines and the Company’s Code of Business Conduct & Ethics, and recommend any proposed changes to the Board for approval.

18.

The Committee shall consider any requests for waivers from the Company’s Code of Business Conduct & Ethics and assure that the Company makes disclosure of such waivers as may be required by the New York Stock Exchange and regulations of the Securities and Exchange Commission.

	19.	The Committee shall review annually and report to the Board with respect to the Company’s program relating to monitoring compliance with applicable laws relating to health, safety and the environment.

20.	The Committee shall review annually and report to the Board with respect to the Company’s program relating to monitoring compliance with the Company’s Code of Business Conduct.

21.

In performing the review of environmental compliance, the Committee recognizes that management and outside experts have more time, knowledge, and detailed information concerning the Company than do Committee members. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct health, safety or environmental audits and investigations, or to assure compliance with laws and regulations and the Company’s policies.

22.	The Committee shall report to the Board at the Board meeting following a meeting of the Committee on all significant matters addressed by the Committee.